Exhibit 99.1

Fortune Brands Home & Security Continues Sales and Profit Growth in Second Quarter, Reaffirms Annual Outlook

Highlights:

  Q2 2012 net sales increase 5 percent year-over-year to $935 million
  Diluted EPS $0.29, diluted EPS before charges/gains increases 21 percent to $0.29 vs. $0.24 in prior-year quarter
  Company reaffirms full-year 2012 outlook for diluted EPS before charges/gains of $0.77 - $0.87

DEERFIELD, Ill.--(BUSINESS WIRE)--July 26, 2012--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced results for the second quarter of 2012.

Net sales were $935 million, an increase of 5 percent over the second quarter of 2011. Diluted earnings per share were $0.29 vs. $0.28 in the prior year quarter, and diluted EPS before charges/gains was $0.29 vs. $0.24 the prior year, a 21 percent increase.

Operating income was $72.3 million, an increase of 11 percent over the prior-year quarter. Operating income before charges/gains was $72.7 million, up 18 percent year-over-year.

“We had a very good second quarter. We met our expectations for sales growth and exceeded them for profit growth,” said Chris Klein, chief executive officer, Fortune Brands Home & Security, Inc. “We achieved this strong performance as new housing construction showed strong double-digit growth and spending for home repairs and remodeling was uneven during the quarter and somewhat weaker than our expectations.”

For each segment in the second quarter 2012, compared to the prior-year quarter:

  Plumbing & Accessories net sales were up 12 percent, with continuing gains in the U.S. wholesale business on strength from new construction market growth, as well as success in international markets, especially China.
  Security & Storage net sales were up 2 percent, with security product sales growing 7 percent on broader placement of products at key retailers and increased global sales of padlocks and safety products.
  Advanced Material Windows & Door Systems net sales were up 7 percent, with strength in new construction contributing to growth in both the window and door product lines.
  Kitchen & Bath Cabinetry net sales were up approximately 1 percent, with operating profit up 22 percent to $18 million.

“Our Plumbing and Security & Storage segments continue to see success from their market expansion activities and product innovation, while our Windows & Door segment saw strength from new business wins and improvement in the new construction market. Our Cabinets segment performed well in the face of continuing consumer hesitancy for big-ticket purchases, with our multi-channel strength enabling us to follow a disciplined strategy to drive sales in more profitable segments of the market,” Klein said.

“We are very pleased with our performance this quarter. Our strategies and tight execution are producing profitable revenue growth, and we are in position to drive the business opportunities we believe will result in continued growth as the market continues to firm. We believe our solid capital structure, strong brands, exciting product innovation and operational excellence position us for continued success,” Klein said.

“We improved upon our sound balance sheet,” said Lee Wyatt, senior vice president and chief financial officer. “As of June 30, 2012, cash was approximately $147 million, and debt was $361 million with nothing outstanding on our $650 million revolver facility. Our net debt-to-EBITDA ratio is down to 0.7 times.”

Company Reaffirms Sales and EPS Outlook for 2012

For the full year, the Company’s assumption for the growth rate of the market for its U.S. home products remains mid-single digits, as new construction showed better-than-expected strength in the second quarter while repair & remodel business was softer than expected. The Company is reaffirming the range of its net sales outlook for 2012, as it continues to expect its full-year 2012 net sales to increase at a high-single-digit rate.

“We continue to expect full-year sales to grow high single digits, but based on continuing unevenness in repair & remodel and due to our disciplined approach to pursuing sales growth that is also profitable, we believe our results will be in the lower end of that range,” Klein said.

In addition, the Company is reaffirming its full-year 2012 outlook for diluted EPS before charges/gains of $0.77 - $0.87. This targeted range compares to 2011 diluted EPS before charges/gains of $0.60. The Company’s EPS expectations reflect the benefit of its expected higher net sales and related operating leverage, partially offset by strategic investments in the business.

“We remain confident in our ability to outperform the market no matter the pace of the recovery, due to our industry leadership positions and our strategy to selectively pursue and secure profitable business,” Klein said.

The Company increased its free cash flow outlook for 2012 to be in the range of $225 million to $250 million. “Our balance sheet and free cash flow are strengthening as expected. We look forward to using this strength to drive incremental returns for shareholders,” Wyatt said.

Board of Directors Authorizes Share Repurchase Program

Separately, on Wednesday, July 25, 2012, the Company’s Board of Directors authorized the repurchase of up to $150 million of shares of the Company’s common stock over the next three years on the open market or in privately negotiated transactions in accordance with applicable securities laws. The purchases, if made, will occur from time to time depending on market conditions. This authorization does not obligate the Company to repurchase any dollar amount or number of shares of common stock. The authorization is in effect until July 25, 2015 and may be suspended or discontinued at any time.

“In light of our accumulation of cash, the Board has authorized this limited share repurchase program. It is part of our long term strategy to use our cash to create shareholder value through a combination of organic growth investments, making strategic acquisitions, repurchasing shares and potentially initiating a dividend,” Klein said.

About Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include Master Lock security products, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. FBHS holds market leadership positions in all of its segments. The Company’s 16,000 associates generated more than $3.3 billion in net sales in 2011. FBHS is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors include those in Item 1A of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

Use of non-GAAP financial information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, net debt-to-EBITDA ratio, operating income before charges/gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$345.9	$344.1	0.5	$657.4	$643.9	2.1
Plumbing & Accessories	281.5	251.8	11.8	526.0	455.6	15.5
Advanced Material Windows & Door Systems	159.6	149.0	7.1	273.0	251.0	8.8
Security & Storage	148.3	144.8	2.4	277.7	254.0	9.3
Total Net Sales	$935.3	$889.7	5.1	$1,734.1	$1,604.5	8.1

Operating Income (Loss) Before Charges/Gains(a)
Kitchen & Bath Cabinetry	$18.5	$15.2	21.7	$14.6	$13.5	8.1
Plumbing & Accessories	42.8	34.5	24.1	79.0	60.1	31.4
Advanced Material Windows & Door Systems	4.0	5.0	(20.0)	(6.3)	(8.6)	26.7
Security & Storage	21.1	19.5	8.2	32.9	25.7	28.0
Corporate expense	(13.7)	(12.8)	(6.9)	(26.6)	(26.0)	(2.3)
Total Operating Income Before Charges/Gains	$72.7	$61.4	18.4	$93.6	$64.7	44.7

Earnings Per Share Before Charges/Gains(b)
Diluted	$0.29	$0.24	20.8	$0.37	$0.24	54.2

EBITDA Before Charges/Gains(c)	$95.0	$86.3	10.1	$140.4	$114.4	22.7
(a) Operating income (loss) before charges/gains is operating income derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges, income from a contingent acquisition consideration adjustment and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to operating income, the most comparable GAAP measure, is included in subsequent tables.

(b) Diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains for the three and six months ended June 30, 2011 have also been adjusted to reflect an adjusted pro forma effective tax rate of 35%, capital structure changes that reflect the borrowing arrangements and debt level of the Company as of October 4, 2011, the 1:1 share distribution resulting from the spin-off of the Company from Fortune Brands, Inc. and estimated incremental standalone corporate expenses. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to diluted EPS, the most closely comparable GAAP measure, is included in subsequent tables.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, related party interest expense, net, external interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to net income, the most closely comparable GAAP measure, is included in subsequent tables.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	June 30,	December 31,
	2012	2011

Assets
Current assets
Cash and cash equivalents	$147.2	$120.8
Accounts receivable, net	405.2	346.1
Inventory	385.5	336.3
Other current assets	130.2	150.3
Total current assets	1,068.1	953.5

Property, plant and equipment, net	509.9	525.8
Goodwill resulting from business acquisitions	1,366.4	1,366.6
Other intangible assets, net of accumulated amortization	696.1	702.9
Other assets	85.5	89.1
Total assets	$3,726.0	$3,637.9

Liabilities and Equity
Current liabilities
Notes payable to banks	$4.6	$3.8
Current portion of long-term debt	17.5	17.5
Accounts payable	287.8	260.7
Other current liabilities	286.5	315.8
Total current liabilities	596.4	597.8

Long-term debt	339.3	389.3
Deferred income taxes	213.3	204.1
Accrued defined benefit plans	252.1	248.2
Other long-term liabilities	74.7	74.0
Total liabilities	1,475.8	1,513.4

Stockholders' equity	2,247.0	2,120.8
Noncontrolling interests	3.2	3.7
Total equity	2,250.2	2,124.5
Total liabilities and equity	$3,726.0	$3,637.9

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2012	2011
Operating Activities
Net Income	$60.9	$33.8
Depreciation and amortization	47.5	49.8
Deferred income taxes	9.6	(6.5)
Other noncash items	13.4	5.4
Changes in assets and liabilities, net	(78.9)	(92.2)
Net cash provided by (used in) operating activities	$52.5	$(9.7)

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(26.4)	$(24.4)
Other investing activities	(3.6)	-
Net cash used in investing activities	$(30.0)	$(24.4)

Net cash provided by financing activities	$2.9	$45.3

Effect of foreign exchange rate changes on cash	1.0	1.2

Net increase in cash and cash equivalents	$26.4	$12.4
Cash and cash equivalents at beginning of period	120.8	60.7
Cash and cash equivalents at end of period	$147.2	$73.1

FREE CASH FLOW	Six Months Ended June 30,		2012 Full Year
	2012	2011	Targeted Range

Free Cash Flow (a)	$80.9	$(34.1)	$225 - 250
Add:
Capital Expenditures	28.2	27.6	80
Less:
Proceeds from the sale of assets	1.8	3.2	5 - 10
Proceeds from the exercise of stock options	54.8	-	65 - 75
Cash Flow From Operations (GAAP)	$52.5	$(9.7)	$235 - 245
(a) Free cash flow is cash flow from operations calculated in accordance with GAAP less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends, and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change

Net Sales	$935.3	$889.7	5.1	$1,734.1	$1,604.5	8.1

Cost of products sold	617.9	598.4	3.3	1,169.9	1,102.9	6.1

Selling, general
and administrative expenses	242.3	221.9	9.2	463.4	420.4	10.2

Amortization of intangible assets	2.8	3.8	(26.3)	6.2	7.5	(17.3)

Restructuring charges	-	0.4	(100.0)	1.0	0.7	42.9

Operating Income	72.3	65.2	10.9	93.6	73.0	28.2

Related party interest expense, net	-	0.3	(100.0)	-	23.0	(100.0)

External interest expense	2.1	0.2	950.0	4.6	0.3	1,433.3

Other expense, net	0.7	0.1	600.0	0.2	0.1	100.0

Income before income taxes	69.5	64.6	7.6	88.8	49.6	79.0

Income taxes	21.6	20.5	5.4	27.9	15.8	76.6

Net Income	$47.9	$44.1	8.6	$60.9	$33.8	80.2

Less: Noncontrolling interests	0.1	0.4	(75.0)	0.6	0.6	-

Net Income attributable to
Fortune Brands Home & Security	$47.8	$43.7	9.4	$60.3	$33.2	81.6

Earnings Per Common Share, Diluted(a):
Net Income	$0.29	$0.28	3.6	$0.37	$0.21	76.2

Diluted Average Shares Outstanding(a)	165.4	155.1	6.7	164.2	155.1	5.9
(a) Diluted earnings per common share and the average number of shares of common stock outstanding for the three and six months ended June 30, 2011 were retrospectively restated adjusting the number of shares of Fortune Brands Home & Security, Inc. common stock for the stock split on September 27, 2011. Prior to the spin-off of Fortune Brands Home & Security, Inc. from Fortune Brands, Inc., the same number of shares was used to calculate basic and diluted earnings per share since no Fortune Brands Home & Security, Inc. stock-based awards were outstanding at that time.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$345.9	$344.1	0.5	$657.4	$643.9	2.1
Plumbing & Accessories	281.5	251.8	11.8	526.0	455.6	15.5
Advanced Material Windows & Door Systems	159.6	149.0	7.1	273.0	251.0	8.8
Security & Storage	148.3	144.8	2.4	277.7	254.0	9.3
Total Net Sales	$935.3	$889.7	5.1	$1,734.1	$1,604.5	8.1

Operating Income (Loss)
Kitchen & Bath Cabinetry	$17.9	$15.1	18.5	$12.6	$13.1	(3.8)
Plumbing & Accessories	42.8	34.6	23.7	79.0	60.3	31.0
Advanced Material Windows & Door Systems	3.7	4.6	(19.6)	(4.8)	(9.3)	48.4
Security & Storage	21.6	19.5	10.8	33.4	25.7	30.0
Corporate Expenses(a)	(13.7)	(8.6)	(59.3)	(26.6)	(16.8)	(58.3)
Total Operating Income (GAAP)	$72.3	$65.2	10.9	$93.6	$73.0	28.2

OPERATING INCOME (LOSS) BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (Loss) Before Charges/Gains(b)
Kitchen & Bath Cabinetry	$18.5	$15.2	21.7	$14.6	$13.5	8.1
Plumbing & Accessories	42.8	34.5	24.1	79.0	60.1	31.4
Advanced Material Windows & Door Systems	4.0	5.0	(20.0)	(6.3)	(8.6)	26.7
Security & Storage	21.1	19.5	8.2	32.9	25.7	28.0
Corporate expenses	(13.7)	(12.8)	(6.9)	(26.6)	(26.0)	(2.3)

Total Operating Income Before Charges/Gains	72.7	61.4	18.4	93.6	64.7	44.7
Restructuring and other charges(c)	(0.4)	(0.4)	-	(2.0)	(0.9)	(122.2)
Contingent acquisition consideration adjustment(d)	-	-	-	2.0	-	100.0
Standalone corporate costs(e)	-	5.0	(100.0)	-	10.0	(100.0)
Defined benefit plan actuarial losses (f)	-	(0.8)	100.0	-	(0.8)	100.0
Total Operating Income (GAAP)	$72.3	$65.2	10.9	$93.6	$73.0	28.2
(a) For 2011, corporate expenses include allocations of certain Fortune Brands, Inc. general corporate expenses incurred directly by Fortune Brands, Inc. These allocated expenses include costs associated with legal, finance, treasury, accounting, internal audit and general management services. They also include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(b) Operating income (loss) before charges/gains is operating income derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges, income from a contingent acquisition consideration adjustment and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs; "other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities.

(d) Represents gain attributable to reduction of estimated liability for contingent consideration associated with a business acquisition.

(e) The Company estimates that it would have incurred $5 million and $10 million of incremental corporate expenses if it had functioned as an independent standalone public company for the three months ended June 30, 2011 and six months ended June 30, 2011, respectively.

(f) Represents actuarial losses associated with our defined benefit plans.

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION
Diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains for the three and six months ended June 30, 2011 have also been adjusted to reflect an adjusted pro forma effective tax rate of 35%, capital structure changes that reflect the borrowing arrangements and debt level of the Company as of October 4, 2011, the 1:1 share distribution resulting from the spin-off of the Company from Fortune Brands, Inc. and estimated incremental standalone corporate expenses. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

For the second quarter of 2012, diluted EPS before charges/gains is net income calculated on a per-share basis excluding $0.4 million ($0.3 million after tax) of restructuring and other charges.

For the six months ended June 30, 2012, diluted EPS before charges/gains is net income calculated on a per-share basis excluding $2.0 million ($1.3 million after tax or $0.01 per diluted share) of restructuring and other charges and income from a contingent acquisition consideration adjustment of $2.0 million ($1.3 million after tax or $0.01 per diluted share).

For the second quarter of 2011, diluted EPS before charges/gains is net income calculated on a per-share basis adjusted to reflect standalone corporate costs of $5.0 million ($3.1 million after tax or $0.01 per diluted share), capital structure changes of $2.5 million ($1.6 million after tax or $0.01 per diluted share) and an adjusted pro forma tax rate adjustment of $2.4 million ($0.02 per diluted share), and excludes $0.4 million ($0.4 million after tax) of restructuring and other charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans of $0.8 million ($0.5 million after tax).

For the six months ended June 30, 2011, diluted EPS before charges/gains is net income calculated on a per-share basis adjusted to reflect standalone corporate costs of $10.0 million ($6.2 million after tax or $0.04 per diluted share), capital structure changes of $17.3 million ($10.7 million after tax or $0.07 per diluted share) and an adjusted pro forma tax rate adjustment of $1.4 million ($0.01 per diluted share), and excludes $0.9 million ($0.7 million after tax or $0.01 per diluted share) of restructuring and other charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans of $0.8 million ($0.5 million after tax).

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change

Earnings Per Common Share - Diluted
EPS Before Charges/Gains	$0.29	$0.24	20.8	$0.37	$0.24	54.2

Restructuring and other charges	-	-	-	(0.01)	(0.01)	-
Contingent acquisition consideration adjustment	-	-	-	0.01	-	100.0
Standalone corporate costs	-	0.01	(100.0)	-	0.04	(100.0)
Capital structure change	-	0.01	(100.0)	-	(0.07)	100.0
Adjusted pro forma tax rate adjustment	-	0.02	(100.0)	-	0.01	(100.0)
Defined benefit plan actuarial losses	-	-	-	-	-	-

Diluted EPS (GAAP)	$0.29	$0.28	3.6	$0.37	$0.21	76.2
RECONCILIATION OF FULL YEAR 2012 EARNINGS GUIDANCE TO GAAP

For the full year, the Company is targeting diluted EPS before charges/gains to be in the range of $0.77 to $0.87 per share. On a GAAP basis, the Company is targeting diluted EPS to be in the range of $0.77 to $0.87 per share.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

2011 DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the year ended December 31, 2011, diluted EPS before charges/gains is net income (loss) calculated on a diluted per-share basis adjusted to reflect the actual number of diluted shares of the company as of December 31, 2011 of 160.7 million, standalone corporate costs of $13.8 million ($8.6 million after tax or $0.05 per diluted share), an adjusted pro forma effective tax rate adjustment of $12.0 million ($0.07 per share) to reflect an effective tax rate of 35%, capital structure changes that reflect the borrowing arrangements and debt level of the Company as of October 4, 2011 of $14.4 million ($8.9 million after tax or $0.06 per diluted share), and excludes restructuring and other charges of $20.0 million ($12.5 million after tax or $0.08 per diluted share), business separation costs of $2.4 million ($1.7 million after tax or $0.01 per diluted share), asset impairment charges of $90.0 million ($55.3 million after tax or $0.35 per diluted share) and the impact from the Company’s defined benefit plan actuarial losses of $80.0 million ($49.9 million after tax or $0.31 per diluted share).

2011 Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

Twelve Months Ended
December 31, 2011
Earnings Per Common Share - Diluted
EPS Before Charges/Gains	$0.60

Restructuring and other charges	(0.08)
Standalone corporate costs	0.05
Capital structure change	(0.06)
Business separation costs	(0.01)
Adjusted pro forma tax rate adjustment	(0.07)
Asset impairment charges	(0.35)
Defined benefit plan actuarial losses	(0.31)

Diluted EPS (GAAP)	$(0.23)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO GAAP NET INCOME

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change

EBITDA BEFORE CHARGES/GAINS	$95.0	$86.3	10.1	$140.4	$114.4	22.7

Depreciation (a)	$(20.2)	$(21.2)	4.8	$(40.8)	$(42.3)	3.6
Amortization of intangible assets	(2.8)	(3.8)	26.3	(6.2)	(7.5)	17.3
Restructuring and other charges	(0.4)	(0.4)	-	(2.0)	(0.9)	(122.2)
Contingent acquisition consideration adjustment	-	-	-	2.0	-	100.0
Related party interest expense, net	-	(0.3)	100.0	-	(23.0)	100.0
External interest expense	(2.1)	(0.2)	(950.0)	(4.6)	(0.3)	(1,433.3)
Standalone corporate expenses	-	5.0	(100.0)	-	10.0	(100.0)
Defined benefit plan actuarial losses	-	(0.8)	100.0	-	(0.8)	100.0
Income taxes	(21.6)	(20.5)	(5.4)	(27.9)	(15.8)	(76.6)

Net Income	$47.9	$44.1	8.6	$60.9	$33.8	80.2
Noncontrolling interests	(0.1)	(0.4)	75.0	(0.6)	(0.6)	-
Net income attributable to Home & Security	$47.8	$43.7	9.4	$60.3	$33.2	81.6

EBITDA before charges/gains is net income derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, related party interest expense, net, external interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(a) Depreciation excludes accelerated depreciation of $0.5 million for the six months ended June 30, 2012. Accelerated depreciation is included in restructuring and other charges.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended June 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

				Defined
		Restructuring	Standalone	benefit plan	Capital	Pro forma	Before
	GAAP	and other	corporate	actuarial	structure	tax rate	Charges/Gains
	(unaudited)	charges	costs	losses	change	adjustment	(Non-GAAP)

2012	SECOND QUARTER

Net Sales	$935.3	-	-	-	-	-

Cost of products sold	617.9	(0.4)	-	-	-	-
Selling, general & administrative expenses	242.3	-	-	-	-	-
Amortization of intangible assets	2.8	-	-	-	-	-
Restructuring charges	-	-	-	-	-	-

Operating Income	72.3	0.4	-	-	-	-	72.7

External interest expense	2.1	-	-	-	-	-
Other expense, net	0.7	-	-	-	-	-

Income before income taxes	69.5	0.4	-	-	-	-	69.9

Income taxes	21.6	0.1	-	-	-	-

Net Income	$47.9	0.3	-	-	-	-	$48.2

Less: Noncontrolling interests	0.1	-	-	-	-	-

Net Income attributable to Fortune Brands Home & Security, Inc.	$47.8	0.3	-	-	-	-	$48.1

Average Diluted Shares Outstanding	165.4						165.4

Diluted EPS	0.29						0.29

2011

Net Sales	$889.7	-	-	-	-	-

Cost of products sold	598.4	-	-	-	-	-
Selling, general & administrative expenses	221.9	-	5.0	(0.8)	-	-
Amortization of intangible assets	3.8	-	-	-	-	-
Restructuring charges	0.4	(0.4)	-	-	-	-

Operating Income	65.2	0.4	(5.0)	0.8	-	-	61.4

Related party interest expense, net	0.3	-	-	-	2.5	-
External interest expense	0.2	-	-	-	-	-
Other expense, net	0.1	-	-	-	-	-

Income before income taxes	64.6	0.4	(5.0)	0.8	(2.5)	-	58.3

Income taxes	20.5	-	(1.9)	0.3	(0.9)	2.4

Net Income	$44.1	0.4	(3.1)	0.5	(1.6)	(2.4)	$37.9

Less: Noncontrolling interests	0.4	-	-		-	-

Net Income attributable to Fortune Brands Home & Security, Inc.	$43.7	0.4	(3.1)	0.5	(1.6)	(2.4)	$37.5

Average Diluted Shares Outstanding	155.1						159.0

Diluted EPS	0.28						0.24

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Six Months Ended June 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

			Contingent		Defined
		Restructuring	acquisition	Standalone	benefit plan	Capital	Pro forma	Before
	GAAP	and other	consideration	corporate	actuarial	structure	tax rate	Charges/Gains
	(unaudited)	charges	adjustment	costs	losses	change	adjustment	(Non-GAAP)

2012	YEAR TO DATE

Net Sales	$1,734.1	-	-	-	-	-	-

Cost of products sold	1,169.9	(1.0)	-	-	-	-	-
Selling, general & administrative expenses	463.4	-	2.0	-	-	-	-
Amortization of intangible assets	6.2	-	-	-	-	-	-
Restructuring charges	1.0	(1.0)	-	-	-	-	-

Operating Income	93.6	2.0	(2.0)	-	-	-	-	93.6

External interest expense	4.6	-	-	-	-	-	-
Other expense, net	0.2	-	-	-	-	-	-

Income before income taxes	88.8	2.0	(2.0)	-	-	-	-	88.8

Income taxes	27.9	0.7	(0.7)	-	-	-	-

Net Income	$60.9	1.3	(1.3)	-	-	-	-	$60.9

Less: Noncontrolling interests	0.6	-	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$60.3	1.3	(1.3)	-	-	-	-	$60.3

Average Diluted Shares Outstanding	164.2							164.2

Diluted EPS	0.37							0.37

2011

Net Sales	$1,604.5	-	-	-	-	-	-

Cost of products sold	1,102.9	(0.2)	-	-	-	-	-
Selling, general & administrative expenses	420.4	-	-	10.0	(0.8)	-	-
Amortization of intangible assets	7.5	-	-	-	-	-	-
Restructuring charges	0.7	(0.7)	-	-	-	-	-

Operating Income	73.0	0.9	-	(10.0)	0.8	-	-	64.7

Related party interest expense, net	23.0	-	-	-	-	(17.3)	-
External interest expense	0.3	-	-	-	-	-	-
Other expense, net	0.1	-	-	-	-	-	-

Income before income taxes	49.6	0.9	-	(10.0)	0.8	17.3	-	58.6

Income taxes	15.8	0.2	-	(3.8)	0.3	6.6	1.4

Net Income	$33.8	0.7	-	(6.2)	0.5	10.7	(1.4)	$38.1

Less: Noncontrolling interests	0.6	-	-	-		-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$33.2	0.7	-	(6.2)	0.5	10.7	(1.4)	$37.5

Average Diluted Shares Outstanding	155.1							158.7

Diluted EPS	0.21							0.24

CONTACT:
Fortune Brands Home & Security, Inc.
Media Contact:
Gary Ross
847-484-4456
gary.ross@FBHS.com
or
Investor Contact:
Brian Lantz
847-484-4574
brian.lantz@FBHS.com